Exhibit 16.1

March 4, 2022

U.S. Securities & Exchange Commission

Office of the Chief Accountant

100 F Street, N.E.

Washington DC 20549

Re: Financial Gravity Companies, Inc.

EIN No. 20-4057712

Commissioner:

We have read Item 4.01 of Form 8-K of Financial Gravity Companies, Inc. dated March 4, 2022, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Weaver and Tidwell, L.L.P.

Fort Worth, Texas